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EXHIBIT 00.1                                                      EXHIBIT 99.1

IFX CORP.- A PREEMINENT PROVIDER OF LATIN AMERICAN INTERNET SERVICES - SECURES $25 MILLION OF FUNDING FROM UBS CAPITAL AMERICAS TO FURTHER EXPAND ITS LEADING GEOGRAPHIC PRESENCE AND CORPORATE PRODUCT OFFERING

Miami, fl  (June 16, 2000) -- IFX Corporation ("IFX") (Nasdaq: FUTR;
                                                               ----
http://www.ifxcorp.com) - the company with the most extensive Latin American pan-regional coverage for providing Internet-based products and services, announced today it has secured a $25 million round of private equity financing from UBS Capital Americas III, L.P. (UBS Capital Americas). This financing is in addition to the $20 million secured by Tutopia.com, a subsidiary of IFX Corp.
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"We are extremely pleased to have secured this equity financing from such a prestigious partner as UBS Capital Americas," said Mike Shalom, CEO of IFX Corp. "This financing demonstrates UBS Capital Americas' belief in our business model and our management team. In addition, we are pleased that both Charles Moore and Mark Lama, principals with UBS Capital Americas, have agreed to join the IFX Board of Directors. Both gentlemen bring years of experience in the telecommunications and Latin American marketplace "

Mark Lama, Principal of UBS Capital Americas commented " We are excited about our investment in IFX - they have created a top quality pan-regional network and have proven the strength of their regional and in-country local management teams. This financing enables them to continue building and upgrading the network and to strengthen direct sales and marketing efforts in order to maintain their leadership position in the Latin American internet marketplace."

Mike Shalom said "This financing will allow us to move at a fast speed in our
next stage of growth enhancing what we have established to date.   Over the past
year, we have acquired 25 ISP operations and have implemented the latest Lucent, Nortel, Cisco, Akamai and Sun equipment. In addition, we have integrated these assets into a unified network - under our Unete subsidiaries - and have implemented a real time billing system customized for each country's various regulatory and tax requirements."

Commenting on the use of proceeds, Shalom added, "The market for corporate internet infrastructure services in Latin America is expected to reach $15.5 billion in 2003, up from $4 billion in 1999. The UBS Capital Americas investment helps to position IFX and its Unete brand to compete in this rapidly growing market. The proceeds will be used in part to further the integration of our information systems infrastructure, to increase marketing activities and expand our direct sales force to service the small and medium enterprise market in the region. Our market-leading geographic presence will expand further by increasing the number of company-owned POPS in the region. We will also continue to broaden our value-added service offerings to our growing corporate customers."

IFX, under its Unete (www.unete.com) brand, is a leader in providing a broad range of value-added Internet products and services to the small and medium sized business marketplace in Latin America. Offerings include region-wide wholesale and private label Internet access, dedicated fixed wireline and wireless Internet access, unlimited dial-up roaming access to Unete's POPs throughout the region, web design, web-hosting and co-location, dial-up LAN services as well as VPN services, e-commerce solutions and full technical support.

The Unete network provides pan Latin-American coverage in 15 countries including Argentina, Bolivia, Brazil, Chile, Colombia, Costa Rica, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Uruguay Venezuela and the United States.

The closing of the financing is subject to customary conditions.

About IFX Corp.

IFX (www.ifxcorp.com) is a Miami-based Internet company that has created the most extensive pan-regional platform for providing Internet-based products and services throughout Latin America. IFX has subsidiaries in fifteen countries.. Under its Unete (www.unete.com) brand, IFX services small and medium sized businesses and provides network services. Tutopia.com, the consumer focused brand, is a leader in providing free pan-regional Internet access as well as content.
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IFX also has holdings in other Latin American Internet businesses, namely Yupi
Internet Inc. ("Yupi") (http://www.yupi.com), Facilito.com Inc
                          -------------------
(http://www.facilito.com), and ePagos.com, Inc. ("ePagos")
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(http://www.ePagos.com).
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About UBS Capital Americas

UBS Capital Americas has in excess of $2.5 billion of private equity under management. It currently manages UBS Capital Americas II, a $1.0 billion fund dedicated to North America, and UBS Capital Americas III, a $500 million fund dedicated to Latin America. Both funds focus on emerging growth companies in a variety of industries including telecommunications, Internet and technology. UBS Capital Americas is managed out of New York City, with offices in Buenos Aires, Argentina and Sao Paolo, Brazil.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the growth in IFX's Latin American network and IFX's expansion strategy in the Latin American region. These statements reflect IFX's current views with respect to future events and financial performance. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those indicated from such forward-looking statements. The potential risk factors include, among others, IFX's limited operating history and experience in the free Internet business, IFX's ability to attract significant additional financing and continue to incur losses and negative cash flow from operations, and risks associated with international expansion, especially in Latin America. Additional risk factors that could affect IFX's financial results are set forth in IFX's reports and documents filed from time to time with the Securities and Exchange Commission.

Local telephone communication charges may apply in some jurisdictions even to free Internet access service. This press release and prior releases are available on IFX Corporation website at http://www.ifxcorp.com

SOURCE: IFX Corporation